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               [Letterhead of Morris, Nichols, Arsht & Tunnell]



                                October 5, 1999



Allfirst Preferred Asset Trust
Allfirst Preferred Capital Trust
25 South Charles Street
Baltimore, Maryland  21201

     Re:  Allfirst Preferred Asset Trust and Allfirst Preferred Capital Trust
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Ladies and Gentlemen:

     We have acted as special Delaware counsel to Allfirst Preferred Asset Trust, a Delaware statutory business trust (the "Asset Trust"), and Allfirst Preferred Capital Trust, a Delaware statutory business trust (the "Capital Trust" and, collectively with the Asset Trust, the "Trusts"), in connection with certain matters relating to the formation of the Trusts and the proposed issuance of Series B Asset Trust Preferred Securities and Series B Capital Trust Preferred Securities to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-4 to be filed with the Securities and Exchange Commission by Allfirst Financial Inc., a Delaware corporation (successor by merger to First Maryland Bancorp, a Maryland corporation) (the "Company"), and the Trusts on or about the date hereof (the "Registration Statement"). Capitalized terms used herein with respect to each Trust and not otherwise herein defined are used with respect to such Trust as defined in the Governing Instrument (as defined below) of such Trust.

     In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Certificate of Trust of the Asset Trust as filed in the Office of the Secretary of the State of Delaware (the "State Office") on June 29, 1999 (the "Asset Trust Certificate"); the Declaration of Trust of the Asset Trust dated as of June 29, 1999 (the "Original Asset Trust Governing Instrument"); the Amended and Restated Declaration of Trust of the Asset Trust dated as of July 13, 1999 (the "Asset Trust Governing Instrument");
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the Certificate of Trust of the Capital Trust as filed in the State Office on
June 29, 1999 (the "Capital Trust Certificate" and, collectively with the Asset Trust Certificate, the "Certificates"); the Declaration of Trust of the Capital Trust dated as of June 29, 1999 (the "Original Capital Trust Governing Instrument" and, collectively with the Original Asset Trust Governing Instrument, the "Original Governing Instruments"); the Amended and Restated Declaration of Trust of the Capital Trust dated as of July 13, 1999 (the "Capital Trust Governing Instrument" and, collectively with the Asset Trust Governing Instrument, the "Governing Instruments"); the Purchase Agreement dated as of July 9, 1999 among the Company, the Trusts and Lehman Brothers Inc. (the "Purchase Agreement"); the Indenture dated as of July 13, 1999 between the Company and The Bank of New York, as trustee; the Series A Asset Trust Preferred Guarantee dated as of July 13, 1999 by the Company and The Bank of New York, as trustee (the "Series A Asset Trust Guarantee"); the Series A Capital Trust Guarantee dated as of July 13, 1999 by the Company and The Bank of New York, as trustee (the "Series A Capital Trust Guarantee"); the Series B Asset Trust Preferred Guarantee to be entered into by the Company and The Bank of New York, as trustee (the "Series B Asset Trust Guarantee"); the Series B Capital Trust Guarantee to be entered into by the Company and The Bank of New York, as trustee (the "Series B Capital Trust Guarantee"); the Registration Statement; the Registration Rights Agreement dated as of July 9, 1999 among the Company, the Trusts and Lehman Brothers Inc. (the "Registration Rights Agreement"); the Debenture Purchase Agreement dated as of July 13, 1999 between the Asset Trust and the Company (the "Debenture Purchase Agreement"); the Asset Trust Common Securities Purchase Agreement dated as of July 13, 1999 between the Asset Trust and the Company (the "Asset Trust Common Securities Purchase Agreement"); the Asset Trust Preferred Securities Purchase Agreement dated as of July 13, 1999 between the Asset Trust and the Capital Trust (the "Asset Trust Preferred Securities Purchase Agreement"); the Capital Trust Common Securities Purchase Agreement dated as of July 13, 1999 between the Capital Trust and the Company (the "Capital Trust Common Securities Purchase Agreement"); and certifications of good standing of the Trusts obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trusts) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above referenced documents with respect to each Trust; (iii) that each Person that will acquire Series B Asset Trust Preferred Securities in the Exchange Offer will validly tender Series A Asset Trust Preferred Securities in exchange therefor, that such Series A Asset Trust Preferred Securities will be duly accepted and that such Person will duly receive Series B Asset Trust Preferred Securities in consideration thereof, all pursuant to and in accordance with the terms and conditions of the Asset Trust Governing Instrument, and as contemplated in the Purchase Agreement, the Registration Statement and the Registration Rights Agreement, and that the Series B Asset Trust Preferred Securities will be otherwise issued and sold in accordance with the terms,
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conditions, requirements and procedures set forth in the Asset Trust Governing
Instrument and as contemplated by the Purchase Agreement, the Registration Statement and the Registration Rights Agreement; (iv) that each Person that will acquire Series B Capital Trust Preferred Securities in the Exchange Offer will validly tender Series A Capital Trust Preferred Securities in exchange therefor, that such Series A Capital Trust Preferred Securities will be duly accepted and that such Person will duly receive Series B Capital Trust Preferred Securities in consideration thereof, all pursuant to and in accordance with the terms and conditions of the Capital Trust Governing Instrument, and as contemplated in the Purchase Agreement, the Registration Statement and the Registration Rights Agreement, and that the Series B Capital Trust Preferred Securities will be otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Capital Trust Governing Instrument and as contemplated by the Purchase Agreement, the Registration Statement and the Registration Rights Agreement; (v) that no event has occurred subsequent to the filing of the Asset Trust Certificate that would cause a dissolution or liquidation of the Asset Trust under the Original Asset Trust Governing Instrument or the Asset Trust Governing Instrument, as applicable; (vi) that no event has occurred subsequent to the filing of the Capital Trust Certificate that would cause a dissolution or liquidation of the Capital Trust under the Original Capital Trust Governing Instrument or the Capital Trust Governing Instrument, as applicable; (vii) that the activities of the Asset Trust have been and will be conducted in accordance with the Original Asset Trust Governing Instrument or the Asset Trust Governing Instrument, as applicable, and the Delaware Business Trust Act, 12 Del. C. (s)(s) 3801 et seq. (the "Delaware
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Act"); (viii) that the activities of the Capital Trust have been and will be conducted in accordance with the Original Capital Trust Governing Instrument or the Capital Trust Governing Instrument, as applicable, and the Delaware Act; and
(ix) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Asset Trust Preferred Securities offered by the Asset Trust or the Capital Trust Preferred Securities offered by the Capital Trust and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

     Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

     1. Each of the Trusts is duly formed and validly existing in good standing as a business trust under the Delaware Act.
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     2. The Series B Capital Trust Preferred Securities have been duly authorized for issuance by the Capital Trust Governing Instrument, and the Series B Capital Trust Preferred Securities, when issued and delivered in the Exchange Offer pursuant to and in accordance with the terms of the Capital Trust Governing Instrument, as contemplated in the Registration Rights Agreement, the Registration Statement and the Purchase Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 3, below, fully paid and non-assessable undivided beneficial interests in the assets of the Capital Trust.

     3. Under the Delaware Act and the terms of the Capital Trust Governing Instrument, the holders of the Series B Capital Trust Preferred Securities, as beneficial owners of the Capital Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that we express no opinion as to any holder of a Series B Capital Trust Preferred Security that is, was or becomes a named Capital Trustee of the Capital Trust. We note that the holders of the Series B Capital Trust Preferred Securities will be subject to the withholding provisions of Section 10.4 of the Capital Trust Governing Instrument and may be required to make payment or provide indemnity or security as set forth in the Capital Trust Governing Instrument.

     4. The Series B Asset Trust Preferred Securities have been duly authorized for issuance by the Asset Trust Governing Instrument, and the Series B Asset Trust Preferred Securities, when issued and delivered in the Exchange Offer pursuant to and in accordance with the terms of the Asset Trust Governing Instrument, as contemplated in the Registration Rights Agreement, the Registration Statement and the Purchase Agreement, will be validly issued and, subject to the qualifications set forth in paragraph 5, below, fully paid and non-assessable undivided beneficial interests in the assets of the Asset Trust.

     5. Under the Delaware Act and the terms of the Asset Trust Governing Instrument, the holders of the Series B Asset Trust Preferred Securities, as beneficial owners of the Asset Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that we express no opinion as to any holder of a Series B Asset Trust Preferred Security that is, was or becomes a named Asset Trustee of the Asset Trust. We note that the holders of the Series B Asset Trust Preferred Securities will be subject to the withholding provisions of Section 9.3 of the Asset Trust Governing Instrument and may be required to make payment or provide indemnity or security as set forth in the Asset Trust Governing Instrument.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "LEGAL MATTERS" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the
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Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and our review of the above referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent.

                              Very truly yours,

                              MORRIS, NICHOLS, ARSHT & TUNNELL

                              /s/ Morris, Nichols, Arsht & Tunnell